UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2011
Forest City Enterprises, Inc.
  (Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	216-621-6060
Not Applicable
___________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced by Forest City Enterprises, Inc. (the “Company”) on March 1, 2011, and effective June 10, 2011, David J. LaRue succeeded Charles A. Ratner as the Company’s President and Chief Executive Officer, and Charles A. Ratner became the sole Chairman of the Board. In addition, Albert B. Ratner and Samuel H. Miller did not stand for re-election to the Board at the 2011 Annual Meeting of Shareholders held on June 10, 2011(“Annual Meeting”) and were appointed as Co-Chairmen Emeritus.
On June 10, 2011, the Company appointed Robert G. O’Brien (age 53), its Executive Vice President and Chief Financial Officer since February 2008, to succeed Samuel H. Miller as Treasurer of the Company. In addition to his duties as Treasurer, Mr. O’Brien will continue to serve as the Company’s Executive Vice President and Chief Financial Officer. Mr. O’Brien joined the Company in 1988. From 2000 to February 2008, Mr. O’Brien served as executive vice president, strategy and investment management of Forest City Rental Properties Corporation, a subsidiary of the Company. There are no additional material plans, contracts or arrangements in connection with the Treasurer succession that Mr. O’Brien will be a party to or participate. To the Company’s knowledge, there are no arrangements or understandings between Mr. O’Brien and any other person pursuant to which he was selected as the Treasurer.
The management and Board changes disclosed above were not due to any disagreement with the Company or concerns relating to the operations, policies, or practices of the Company.
Item 5.07 - Submission of Matters to a Vote of Security Holders
At the Annual Meeting, 138,469,641 shares of Class A common stock representing 138,469,641 votes and 20,749,021 shares of Class B common stock representing 207,490,210 votes were represented in person or by proxy. These shares represented a quorum. The matters presented to shareholders for vote at the Annual Meeting and the voting tabulation for each such matter were as follows:
1:     The election of four (4) directors by holders of Class A common stock and the election of ten (10) directors by holders of Class B common stock, each to hold office until the next annual shareholders’ meeting and until a successor is elected and qualified.

	For	Withheld	Broker Non-Votes
Class A Nominees
Arthur F. Anton	120,685,081	9,838,316	7,946,244
Michael P. Esposito, Jr.	120,714,127	9,809,270	7,946,244
Deborah L. Harmon	121,513,514	9,009,883	7,946,244
Stan Ross	120,929,844	9,593,553	7,946,244

Class B Nominees
Scott S. Cowen	201,228,940	25,550	6,235,720
David J. LaRue	200,731,010	523,480	6,235,720
Brian J. Ratner	200,718,910	535,580	6,235,720
Bruce C. Ratner	200,538,910	715,580	6,235,720
Charles A. Ratner	200,718,910	535,580	6,235,720
Deborah Ratner Salzberg	200,718,910	535,580	6,235,720
James A. Ratner	200,718,910	535,580	6,235,720
Ronald A. Ratner	200,718,910	535,580	6,235,720
Joan K. Shafran	200,718,910	535,580	6,235,720
Louis Stokes	200,542,950	711,540	6,235,720
2:     The approval (on an advisory, non-binding basis) of the compensation of the Company’s named executive officers.

	For	Against	Abstain	Broker Non-Votes
Class A	127,422,679	3,056,240	44,478	7,946,244
Combined Class A and Class B	328,562,949	3,155,050	59,888	14,181,964

3:    The vote (on an advisory, non-binding basis) on the frequency of which the shareholders will have an advisory, non-binding vote on the compensation of the Company’s named executive officers.

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Class A	125,818,941	49,353	4,613,499	41,604	7,946,244
Combined Class A and Class B	327,011,141	65,513	4,629,399	71,834	14,181,964
In light of the voting results with respect to the frequency of shareholder votes on the compensation of the Company’s named executive officers, the Company’s Board of Directors has decided that the Company will hold an advisory vote on the compensation of the named executive officers every year. The Company is required to hold an advisory vote on the frequency of a shareholder vote on the compensation of the named executive officers at least every six years.
4.    Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending January 31, 2012.

	For	Against	Abstain
Class A	138,139,544	312,225	17,872
Combined Class A and Class B	345,612,144	316,145	31,562

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

By: /s/ Robert G. O’Brien

Name:	Robert G. O’Brien
Title:	Executive Vice President, Chief Financial Officer and Treasurer
Date: June 14, 2011